                                                            Exhibit 11.2


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)
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

                                                                    Six months ended
                                                                        June 30,
                                                              ----------------------------
                                                                    1997           1996
                                                              ----------------  ----------
Primary
    Average shares outstanding                                       3,489,309   3,484,296
    Dilutive stock options based on treasury stock
       method using average market price                                43,112      43,572
                                                                    ----------  ----------
                                                                     3,532,421   3,527,868
                                                                    ==========  ==========
    Net income                                                      $5,671,228  $6,599,842
                                                                    ==========  ==========
    Per common share:
       Net income per common share                                  $     1.61  $     1.87
                                                                    ==========  ==========

Fully Diluted
    Average shares outstanding                                       3,489,309   3,484,296
    Dilutive stock options based on treasury stock method
       using greater of period-end or average market price              56,306      47,692
                                                                    ----------  ----------
                                                                     3,545,615   3,531,988
                                                                    ==========  ==========

    Net income                                                      $5,671,228  $6,599,842
                                                                    ==========  ==========
    Per common share:
       Net income per common share                                  $     1.60  $     1.87
                                                                    ==========  ==========
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